SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 1, 1997

                                   PALEX, INC.
            (Exact name of registrant as specified in its charter)

        Delaware                     000-22237                  76-0520673
(State or other jurisdiction       (Commission                 (IRS Employer
      of incorporation)             File Number)            Identification No.)

 3555 Timmons Lane, Suite 610
      Houston, Texas                                      77027
(Address of principal executive offices)                (Zip Code)

      Registrant's telephone number, including area code: (713) 626-9711
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

      On August 1, 1997, PalEx, Inc. (the "Company") acquired Sheffield Lumber and Pallet Company, Inc. ("Sheffield") and Sonoma Pacific Company ("Sonoma Pacific") in separate transactions involving mergers of wholly-owned subsidiaries of the Company into Sheffield and Sonoma Pacific. In connection with Sonoma Pacific's acquisition, Sonoma Pacific acquired Salinas Pacific Company, an affiliated real estate holding company, and certain real property used in the business of Sonoma Pacific and held by a shareholder and an affiliate of a shareholder of Sonoma Pacific. Sheffield manufactures wood pallets at two locations in North Carolina and also manufactures wood pallet components at one of these locations. Sonoma manufactures new wood pallets and repairs and recycles used wood pallets at four locations in California and Arizona. Total combined revenues of Sheffield and Sonoma were approximately $38 million for calendar 1996 and approximately $44 million for the trailing 12 months ended June 30, 1997. Combined revenues for the six months ended June 30, 1997 were approximately $23 million. The aggregate consideration for these transactions consisted of 2,455,400 shares of the Company's Common Stock. Each of the acquisitions was accounted for as a pooling-of-interests.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

      (a)   Financial Statements of businesses acquired.

      The financial statements required by this item will be filed by amendment not later than October 15, 1997.

      (b)   Pro forma financial information.

      The pro forma financial information required by this item will be filed by amendment not later than October 15, 1997.

      (c)   Exhibits.

    EXHIBIT
     NUMBER                          DESCRIPTION
    -------                          -----------
        2.1 Agreement and Plan of Reorganization, dated as of August 1, 1997, by and among PalEx, Inc., Sheffield Acquisition, Inc., Sheffield Lumber and Pallet Company, Inc. and the Stockholders named therein.*

        2.2 Agreement and Plan of Reorganization, dated as of August 1, 1997, by and among PalEx, Inc., Sonoma Pacific Acquisition, Inc., Sonoma Pacific Company and the Stockholders named therein.*

        2.3 Agreement and Plan of Reorganization, dated as of August 1, 1997, by and among PalEx, Inc., Sonoma Pacific Company, Salinas Pacific Company and the Stockholders named therein.*

        2.4 Real Estate Purchase Agreement, dated as of August 1, 1997, by and among PalEx, Inc., Sonoma Pacific Company, Robert D. Ekedahl and Diana F. Ekedahl, as Trustees of the Ekedahl 1981 Revocable Trust, and Gregg Gibson, as Tenants in Common.*

---------------
      *Copies of omitted schedules and exhibits shall be furnished supplementally to the Commission upon request.

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
                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          PALEX, INC.

Date: August 6, 1997                      By:/s/ EDWARD RHYNE
                                                 Edward Rhyne
                                             Vice President and General Counsel

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